UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2020

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 303-4651

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, the Board of Directors (the “Board”) of Surgalign Holdings, Inc. (the “Company”), on the recommendation of the Nominating & Governance Committee of the Board, voted to increase the size of the Board from eight to nine directors and to appoint Pawel (Paul) Lewicki, PhD, to fill the newly created directorship, effective immediately, and to serve until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation or removal.

Dr. Lewicki and the Company are parties to the previously announced Stock Purchase Agreement, dated as of September 29, 2020 (as amended, the “Purchase Agreement”), by and among the Company, Roboticine, Inc, a Delaware corporation (the “Seller”), Holo Surgical S.A., a Polish joint-stock company, Pawel Lewicki, PhD, and Krzysztof Siemionow, MD, PhD, pursuant to which, on October 23, 2020, the Company acquired (the “Acquisition”) from the Seller of the issued and outstanding equity interests in Holo Surgical Inc., a Delaware corporation. Dr. Lewicki indirectly owns approximately 57.5% of the outstanding ownership interests in the Seller. For further information regarding the Purchase Agreement, including the consideration for the Acquisition, see the description contained in Item 1.01 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 5, 2020, which is hereby incorporated into this Item 5.02. The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the amendment thereto, which were filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 5, 2020 and as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company with the SEC on October 23, 2020, and the terms of which are incorporated by reference herein.

There is no arrangement or understanding between Dr. Lewicki and any other persons pursuant to which he was selected as a director of the Company.

As a non-employee director, Dr. Lewicki will be compensated for his services in the manner consistent with that of the Company’s other non-employee directors, as discussed in the Company’s filings with the SEC. It is expected that the Company will also enter into its standard form of indemnification agreement with Dr. Lewicki in connection with his appointment to the Board.

Item 7.01.	Regulation FD Disclosure.

On November 23, 2020, the Company issued a press release (the “Press Release”) announcing the appointment of Pawel Lewicki to the Board. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Surgalign Holdings, Inc., issued on November 23, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: November 23, 2020	By:	/s/ Joshua H. DeRienzis
	Name:	Joshua H. DeRienzis
	Title:	General Counsel and Corporate Secretary